Exhibit 99.1

OrthoPediatrics Corp. Announces Proposed Offering of Common Stock and Pre-Funded Warrants

WARSAW, Indiana, August 10, 2022 — OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced it has commenced an underwritten public offering of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of its common stock. OrthoPediatrics expects to grant underwriters a 30-day option to purchase additional shares of its common stock. The offering is subject to market and other customary closing conditions, and there can be no assurance as to whether or when the offering may be completed. All of the shares of common stock and the pre-funded warrants to be sold in the offering are to be offered by OrthoPediatrics.

Piper Sandler and Stifel are acting as lead bookrunning managers for the offering.

OrthoPediatrics intends to use the net proceeds from this offering to invest in implant and instrument sets for consignment to their customers, to repay long-term debt payable to Squadron Capital LLC, to fund research and development activities, to expand their sales and marketing programs and for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) that became effective on March 27, 2020. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A preliminary prospectus supplement and accompanying prospectus related to the public offering were filed with the SEC and are available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained from Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attn: Prospectus Department or by email at prospectus@psc.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: changes as a result of market conditions or for other reasons; the risk that the offering will not be consummated; the exercise of the warrants to be issued in the offering; the impact of general economic, health, industrial or political conditions in the United States or internationally; the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 3, 2022, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Investor Contacts

Matt Bacso, CFA

Gilmartin Group

Matt.bacso@gilmartinir.com